A special meeting of Trend Fund's shareholders was held on April 14, 2004. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval.*
	# of Votes	% of Votes
Affirmative	393,627,462.17	72.674
Against	97,616,872.31	18.023
Abstain	28,187,594.03	5.204
Broker Non-Votes	22,198,913.13	4.099
TOTAL	541,630,841.64	100.000
PROPOSAL 2
To elect a Board of Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	506,564,089.36	93.526
Withheld	35,066,752.28	6.474
TOTAL	541,630,841.64	100.000
Ralph F. Cox
Affirmative	506,182,111.10	93.455
Withheld	35,448,730.54	6.545
TOTAL	541,630,841.64	100.000
Laura B. Cronin
Affirmative	506,016,360.69	93.425
Withheld	35,614,480.95	6.575
TOTAL	541,630,841.64	100.000
Robert M. Gates
Affirmative	506,759,839.03	93.562
Withheld	34,871,002.61	6.438
TOTAL	541,630,841.64	100.000
	# of Votes	% of Votes
George H. Heilmeier
Affirmative	505,993,242.12	93.420
Withheld	35,637,599.52	6.580
TOTAL	541,630,841.64	100.000
Abigail P. Johnson
Affirmative	504,432,738.08	93.132
Withheld	37,198,103.56	6.868
TOTAL	541,630,841.64	100.000
Edward C. Johnson 3d
Affirmative	505,520,748.59	93.333
Withheld	36,110,093.05	6.667
TOTAL	541,630,841.64	100.000
Donald J. Kirk
Affirmative	506,131,899.03	93.446
Withheld	35,498,942.61	6.554
TOTAL	541,630,841.64	100.000
Marie L. Knowles
Affirmative	506,480,241.46	93.510
Withheld	35,150,600.18	6.490
TOTAL	541,630,841.64	100.000
Ned C. Lautenbach
Affirmative	506,837,473.22	93.576
Withheld	34,793,368.42	6.424
TOTAL	541,630,841.64	100.000
Marvin L. Mann
Affirmative	506,152,407.06	93.450
Withheld	35,478,434.58	6.550
TOTAL	541,630,841.64	100.000
William O. McCoy
Affirmative	506,463,828.41	93.507
Withheld	35,167,013.23	6.493
TOTAL	541,630,841.64	100.000
	# of Votes	% of Votes
Robert L. Reynolds
Affirmative	506,194,886.12	93.458
Withheld	35,435,955.52	6.542
TOTAL	541,630,841.64	100.000
William S. Stavropoulos
Affirmative	506,861,086.60	93.581
Withheld	34,769,755.04	6.419
TOTAL	541,630,841.64	100.000
* Denotes trust-wide proposals and voting results.